Exhibit 99.1

PRELIMINARY—SUBJECT TO COMPLETION

SPECIAL MEETING OF SHAREHOLDERS OF

CONSOLIDATED GRAPHICS, INC.

[—]

PROXY VOTING INSTRUCTIONS

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follows the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM Eastern time the day before the meeting.

COMPANY NUMBER
MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible.	ACCOUNT NUMBER

IN PERSON – You may vote your shares in person by attending the Special Meeting.

GO GREEN – e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Meeting, Proxy Statement/Prospectus and Proxy Card are available at www.cgx.com

iPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.i

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		FOR	AGAINST	ABSTAIN
1.	To approve the Agreement and Plan of Merger, dated as of October 23, 2013, as it may be amended from time to time, among Consolidated Graphics, Inc., R.R. Donnelley & Sons Company and Hunter Merger Sub, Inc. (the “Agreement and Plan of Merger”).	☐	☐	☐

2.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the Agreement and Plan of Merger if there are insufficient votes at the time of the special meeting to approve the proposal to approve the Agreement and Plan of Merger.	☐	☐	☐

3.	To approve, by non-binding, advisory vote, certain compensation arrangements for Consolidated Graphics’ named executive officers in connection with the merger contemplated by the Agreement and Plan of Merger.	☐	☐	☐

The undersigned acknowledges receipt from Consolidated Graphics before the execution of this Proxy of the Notice of Special Meeting of Shareholders and a Proxy Statement/Prospectus for the Special Meeting of Shareholders.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” EACH OF THE LISTED PROPOSALS AND, ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF, INCLUDING PROCEDURES AND OTHER MATTERS RELATING TO THE CONDUCT OF THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CONSOLIDATED GRAPHICS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joe R. Davis and Jon C. Biro, jointly and severally, proxies with full power of substitution and resubstitution and with authority to vote, in accordance with the instructions set forth on the reverse, all shares of Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of Consolidated Graphics, Inc. to be held on [—], at [—], at [—] Central Time, and any postponement(s) or adjournment(s) thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote “FOR” each of the listed proposals. The undersigned hereby revokes all previously submitted proxies for the Special Meeting of Shareholders.

(Continued and to be signed on the reverse side)

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